UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2008, the Registrant received an executed Medical Services Agreement (the “Agreement”) between the Florida Healthy Kids Corporation (“FHKC”) and two of the Registrant’s wholly-owned subsidiaries, HealthEase of Florida, Inc. (“HealthEase”) and WellCare of Florida, Inc. (f/k/a Well Care HMO, Inc.) d/b/a Staywell Health Plan of Florida (“Staywell”, together with HealthEase, the “Florida Plans”), pursuant to which the Florida Plans will continue to offer comprehensive medical services to the Florida Healthy Kids Program eligible population in the covered counties for the period October 1, 2008 to September 30, 2009.  Among other changes to the Agreement from the prior year’s Florida Healthy Kids agreement are the Florida Plans’ participation in 11 less counties, representing a loss of approximately 22,000 members, and revisions to the annual rate adjustment process and the minimum medical loss ratio (“MLR”) requirement.  In respect of the MLR requirement, the Florida Plans were previously required to reimburse to FHKC 50% of the excess difference between the Florida Plans’ actual MLR and 85%.  Under the new Agreement, if the Florida Plans’ actual MLR is less than 85% but not lower than 82%, then they must return to FHKC 50% of the difference between the Florida Plans’ actual MLR and the minimum MLR of 85%.  Further, if the Florida Plans’ actual MLR is less than 82%, then they must return to FHKC the sum of (i) 50% of the difference between the Florida Plans’ actual MLR of 82% and the minimum MLR of 85% and (ii) 100% of the difference between their actual MLR and 82%.  A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the above-described Agreement.  The above description is qualified in its entirety by reference to the Agreement.

In the interest of providing interested parties with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the U.S. Securities and Exchange Commission.  The Registrant does not believe that its business is substantially dependent on any of these contracts when each is taken individually.

Item 9.01                      Financial Statements and Exhibits.

 (d)   Exhibits.

The following exhibits are filed as part of this report:

10.1	Medical Services Agreement between the Florida Healthy Kids Corporation and HealthEase of Florida, Inc. and WellCare of Florida, Inc. (f/k/a Well Care HMO, Inc.) d/b/a Staywell Health Plan of Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2008	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser
Heath Schiesser
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Medical Services Agreement between the Florida Healthy Kids Corporation and HealthEase of Florida, Inc. and WellCare of Florida, Inc. (f/k/a Well Care HMO, Inc.) d/b/a Staywell Health Plan of Florida.